EXHIBIT 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Michael Tokarz, in the capacity of the officer who performs the functions of Principal Executive Officer of MVC Capital, Inc., a Delaware corporation (the "Registrant"), certifies that:

1.          The Registrant's amendment to the Annual Report on Form 10-K for the period ended October 31, 2017 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.          The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

In the capacity of the officer who performs the functions
of Principal Executive Officer for
MVC Capital, Inc.

/s/ Michael Tokarz
Michael Tokarz

Date: January 19, 2018

Scott Schuenke, in the capacity of the officer who performs the functions of Principal Financial Officer, of MVC Capital, Inc., a Delaware corporation (the "Registrant"), certifies that:

1.          The Registrant's amendment to the Annual Report on Form 10-K for the period ended October 31, 2017 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.          The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

In the capacity of the officer who performs the functions
of Principal Financial Officer for
MVC Capital, Inc.

/s/ Scott Schuenke
Scott Schuenke

Date:  January 19, 2018